UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

March 22, 2004

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TROY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24413	33-0807798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2331 South Pullman Street Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-3280

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Item 4.                    Changes in Registrant’s Certifying Accountant

On March 22, 2004, the Audit Committee of the Board of Directors of the Registrant approved a change in the Registrant’s independent accountants for the fiscal year ending November 30, 2004.  The Board of Directors ratified the Audit Committees’ dismissal of McGladrey & Pullen, LLP (“McGladrey & Pullen”) and the selection of BDO Seidman, LLP as the Registrant’s independent accountants.  The report of McGladrey & Pullen for the fiscal years ended November 30, 2003 and November 30, 2002, contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

During the fiscal years ended November 30, 2003 and November 30, 2002 and the subsequent interim period through the date hereof, there were no disagreements between the Registrant and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  No reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Registrant’s fiscal years ending November 30, 2003 and November 30, 2002.

The Registrant has provided McGladrey & Pullen with a copy of the disclosures contained herein and has requested that McGladrey & Pullen provide a letter addressed to the Securities & Exchange Commission stating whether or not they agree with the statements contained herein.  Upon receipt, the Registrant will file a Form 8-K/A to include such letter as an exhibit.

The Registrant did not consult with BDO Seidman, LLP during the fiscal years ended November 30, 2003 and November 30, 2002, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events as set forth in paragraphs (a)(2)(i) and (ii) of Item 304 Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2004.

TROY GROUP, INC.

By	/s/Patrick J. Dirk
Patrick J. Dirk
Chief Executive Officer